Exhibit 99

                            Press Release

                                Dated

                          September 14, 1999



























                             Press Release


Today's date: September 14, 1999                  Contact: Bill W. Taylor
Release date: Immediately                         Executive Vice
                                                  President, C.F.O.
                                                  (903) 586-9861


            JACKSONVILLE BANCORP, INC. TO REPURCHASE UP TO
                    109,000 SHARES OF COMMON STOCK

     Jacksonville, Texas, September 14, 1999 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas announced today that it has commenced an open-market stock repurchase program of up to 109,000 shares, or 5% of the Company's outstanding shares of common stock. Repurchases will be made by the Company from time to time during a one year period ending September 14, 2000 as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     The company has recently completed the repurchase of 114,748 shares of stock as announced in a press release dated May 19, 1999.

     On June 30, 1999, the Company had $290.3 million of total consolidated assets, $211.0 million of total deposits and $35.4 million of total stockholders' equity. Jacksonville Savings Bank, a Texas chartered savings bank, is the Company's subsidiary that conducts business from its main office located in Jacksonville, Texas, and six branch locations.